Exhibit 99.5

December 30, 2010

Board of Directors
Fort Orange Financial Corp.
Capital Bank & Trust Company
1375 Washington Avenue
Albany, NY 12206

Dear Board Members:

FinPro, Inc. (“FinPro”), as an independent financial advisor to Fort Orange Financial Corp. (“FOFC”), hereby consents to the use of the firm’s name and the inclusion of FinPro’s Fairness Opinion, dated October 14, 2010, for inclusion in the Registration Statement on Form S-4, and any amendments thereto.

Very Truly Yours,

FinPro, Inc.

20 Church Street • P.O. Box 323 • Liberty Corner, NJ 07938-0323 • Tel: 908.604.9336 • Fax: 908.604.5951
finpro@finpronj.com • www.finpronj.com